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                                                                     Exhibit 5.1

                              PORTER & HEDGES, LLP

                         ATTORNEYS AND COUNSELORS AT LAW
                          1000 MAIN STREET, 36th FLOOR
                            HOUSTON, TEXAS 77002-6336

                                   ----------

                                                             MAILING ADDRESS:
                            TELECOPIER (713) 228-1331         P.O. BOX 4744
                            TELEPHONE (713) 226-6600      HOUSTON, TX 77210-4744

                                  May 15, 2006

Blue Dolphin Energy Company
801 Travis, Suite 2100
Houston, Texas 77002

      Re: Registration Statement on Form S-3 of Blue Dolphin Energy Company

Ladies and Gentlemen:

     We have acted as counsel to Blue Dolphin Energy Company, a Delaware corporation (the "Company"), with respect to the preparation of the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the registration by the Company under the Securities Act of 1933, as amended, of the resale of 1,694,327 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), of which 1,661,899 shares are presently outstanding (the "Outstanding Shares") and 32,438 shares are issuable upon exercise of outstanding common stock purchase warrants (the "Warrant Shares").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, documents, instruments and certificates of the Company as we considered appropriate for purposes of the opinions expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals.

     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that (i) the Outstanding Shares are validly issued, fully paid and non-assessable and (ii) the Warrant Shares will, upon issuance in accordance with the terms and provisions of the Warrants, be validly issued, fully paid and non-assessable.

     Our opinions are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity.

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Blue Dolphin Energy Company
May 15, 2006
Page 2


     We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ Porter & Hedges, LLP

                                        PORTER & HEDGES, LLP